EXHIBIT 99.1
IDEX Corporation First Quarter 2010 Earnings Release April 19, 2010

Agenda Q1 2010 Summary Q1 2010 Segment Performance Fluid & Metering Health & Science Dispensing Equipment Fire & Safety 2010 Guidance Update Q&A 1

Replay Information Dial toll-free: 800.642.1687 International: 706.645.9291 Conference ID: #62850085 Log on to: www.idexcorp.com 2

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion will include forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC. 3

Q1 2010 Financial Performance *Q1 '10 adjusted for $1.9M of restructuring expense ($2.3M in Q1 '09) Return to growth, solid profitability 4 Q1 '10 Q1 '09 Var Orders $370 $336 10% Sales $356 $327 9% Adj. Op Margin* 16.8% 12.7% 410 bp Adj. EBITDA* $74 $55 36% Adj. EPS* $.46 $.30 55% FCF $20 $13 50%

Fluid & Metering *Op Margin excludes restructuring expense in both Q1'10 and Q1'09 Q1 2010 Highlights 14% organic orders growth, 7% organic sales growth, 18.8% operating margins Strong demand for water/wastewater services and project spend 2010 Outlook Energy & Water will continue to benefit from strong global markets Modest recovery in Chemical and general industrial markets Q1 '10 Q1 '09 Change Orders $179.2 $153.8 17% Sales Organic Currency $172.9 $157.0 10% 7% 3% Operating Margin* 18.8% 14.7% 410bp Strong global growth in energy and water, recovery in other markets 5

Health & Science *Op Margin excludes restructuring expense in both Q1'10 and Q1'09 Q1 2010 Highlights 27% organic orders growth, 17% organic sales growth, 21.8% operating margins Strong growth across all HST products Acquired Seals, LTD; Seals is a UK based firm producing high-performance polymer seals for the life sciences marketplace, among others 2010 Outlook Core analytical instrumentation markets continue to grow Industrial markets supported by broader economic stabilization Q1 '10 Q1 '09 Change Orders $96.5 $75.6 28% Sales Organic Currency $87.5 $74.2 18% 17% 1% Operating Margin* 21.8% 14.2% 760bp Core markets improving, strong performance in the segment 6

Acquisition of Seals Ltd. (April 2010) Headquartered in Blackburn, England, with annual revenues of approximately £21 million, Seals is a leading provider of high performance seals and advanced sealing solutions Seals focuses on critical sealing applications in the most severe duty conditions Seals' products enable chromatography and other life science tools and are widely used in industrial applications where temperature and chemical resistance are paramount Growth drivers: Demand for higher levels of purity in food and pharmaceutical Micro-fluids that are aggressive and therefore demand new sealing solutions Custom solutions for new instrumentation Extends IDEX's capabilities in the life science, pharmaceutical and core industrial markets Adds a significant technology to IDEX Health and Science Integrated Solutions Group (more of the fluid path) 7

Dispensing Equipment Q1 2010 Highlights 20.1% operating margins 2010 Outlook Overall order activity in North American retail channel and European markets remain slow Cost reductions will result in reasonable profitability and strong cash flow Q1 '10 Q1 '09 Change Orders $35.4 $48.8 (27)% Sales -Organic Currency $33.6 $32.9 2% (3)% 5% Operating Margin* 20.1% 12.1% 800bp Continued market softness in North America and Europe; improved profitability *Op Margin excludes restructuring expense in both Q1'10 and Q1'09 8

Fire & Safety / Diversified Products Q1 2010 Highlights 21.2% operating margins 2010 Outlook Strong global activity in rescue tools N.A. fire suppression down due to decline in municipal spend Band clamping markets improving Q1 '10 Q1 '09 Change Orders $61.6 $62.4 (1)% Sales -Organic Currency $63.4 $65.0 (2)% (5)% 3% Operating Margin* 21.2% 20.9% 30bp Global growth in rescue tools; band clamping end markets improving *Op Margin excludes restructuring expense in both Q1'10 and Q1'09 9

2010 Guidance Summary Q2 2010 EPS estimate range: $0.45 - $0.47 Organic revenue growth of 5-6% Positive Fx impact of ~1% to sales (at current rates) FY 2010 EPS estimate range: $1.75 - $1.80 Organic revenue growth in mid-single digit range Operating margins of approximately 16.5% Positive Fx impact of less than 1% to sales (at current rates) Tax rate = 33% Other modeling items Cap Ex $28-30M Free Cash Flow exceeds net income EPS estimate excludes potential restructuring and acquisition charges 10

Q&A 11